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
PRICING SUPPLEMENT NO. 11 DATED  OCTOBER 4, 1996                           Rule 424(b)(3)
(To the Prospectus Dated April 27, 1995, and Prospectus                    File No. 33-57357
Supplement dated May 17, 1995)
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                        AIR PRODUCTS AND CHEMICALS, INC.
                          MEDIUM-TERM NOTES, SERIES D
                DUE FROM 9 MONTHS TO 20 YEARS FROM DATE OF ISSUE
                                FIXED-RATE NOTES

Trade Date:  October 4, 1996              Original Issue Date:  October 9, 1996
                        Maturity Date:  October 9, 2003


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

                                                                                                           Interest Rate
Range of Maturities                                                                                          Per Annum
-------------------                                                                                        --------------

From 9 months to less than 1 year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 1 year to less than 18 months  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 18 months to less than 2 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 2 years to less than 3 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 3 years to less than 4 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 4 years to less than 5 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 5 years to less than 6 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 6 years to less than 7 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 7 years to less than 8 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ___6.85___%
From 8 years to less than 9 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 9 years to less than 10 years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 10 years to less than 11 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 11 years to less than 12 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 12 years to less than 13 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 13 years to less than 14 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 14 years to less than 15 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 15 years to less than 16 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 16 years to less than 17 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 17 years to less than 18 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 18 years to less than 19 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 19 years up to and including 20 years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%


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Principal Amount:  $29,000,000.00

Face Amount: $29,000,000.00

Issue Price:  Par

Net Proceeds to Issuer: $28,826,000.00

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
Specified Currency:  US Dollars                                                         Exchange Rate Agent: N/A
(If other than U.S. dollars, see attached)

Interest Payment Dates: Each December 15 and June 15 and at Maturity                    Record Dates:  Each December 1 and June 1

Agent's Commission:  $174,000.00                                                        Agent:  Goldman, Sachs & Co.

Global Note: / x / Yes    / / No                                                        Form: / x / Book-Entry   / /  Certificated

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Depositary:

Redemption:  Check box opposite applicable sentence.
       / x / The Notes cannot be redeemed prior to maturity.
       /   / The Notes may be redeemed prior to maturity.
      Terms of Redemption:

Repayment:  Check the box opposite applicable sentence.
      / x / The Notes cannot be repaid prior to maturity.
      /   / The Notes may be repaid prior to maturity.
     Terms of Repayment:

Additional Terms: